Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Statement by Experts” and to the use of our report dated April 27, 2012, in the Registration Statement Amendment No. 1 (Form 20-F) of Brookfield Renewable Energy Partners L.P. dated June 28, 2012.

/s/ Ernst & Young LLP

Toronto, Canada

June 28, 2012